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                                                                    Exhibit 99.6

                               EXCHANGE AGREEMENT

         This EXCHANGE AGREEMENT (this "Exchange Agreement") is entered into as of this ____day of _______________, 2002 (the "Effective Date") between DEVON FINANCING CORPORATION, U.L.C. and DEVON ENERGY CORPORATION (collectively, the "Company") and JPMORGAN CHASE BANK, formerly known as THE CHASE MANHATTAN BANK, a New York banking corporation (the "Exchange Agent").

                                    RECITALS

         A. Devon Financing Corporation, U.L.C., an unlimited liability company organized under the laws of the province of Nova Scotia, proposes to make an offer (the "Exchange Offer") to exchange all of its outstanding unregistered 6.875% Notes due 2011 (the "Unregistered Notes"), of which $1,750,000,000 aggregate principal amount is outstanding and its 7.875% Debentures due 2031, of which $1,250,000,000 aggregate principal amount is outstanding (the "Unregistered Debentures" and, together with the Unregistered Notes, the "Unregistered Securities") for an equal principal amount of its 6.875% Notes due 2011 (the "Exchange Notes") and its 7.875% Debentures due 2031 (the "Exchange Debentures" and, together with the Exchange Notes, the "Exchange Securities"). The terms and conditions of the Exchange Offer as currently contemplated are set forth in a prospectus, dated February ____, 2002 (the "Prospectus"), proposed to be distributed to all record holders of the Unregistered Securities. The Unregistered Securities and the Exchange Securities are collectively referred to herein as the "Securities."

         B. The Exchange Offer is expected to be commenced by the Company on or about February ____, 2002. The Letter of Transmittal accompanying the Prospectus, or in the case of book-entry securities, the Automated Tender Offer Program ("ATOP") of The Depository Trust Company ("DTC") are to be used by Holders of the Unregistered Securities to accept the Exchange Offer and contain instructions with respect to the delivery of certificates for Unregistered Securities tendered in connection therewith. Unless sooner terminated, the Exchange Offer shall expire at [5:00 p.m.], New York City time on ___________, 2002 or on such later date and time to which the Company may, in its sole discretion, extend the Exchange Offer (the "Expiration Date").

                                   AGREEMENTS


         1. Appointment of Exchange Agent. The Exchange Agent is hereby
            -----------------------------
appointed by the Company to serve as the exchange agent in connection with the Exchange Offer. By accepting such appointment, the Exchange Agent hereby agrees:
(a) to effect the Exchange in accordance with the terms and conditions set forth in the Prospectus, each executed Letter of Transmittal and this Exchange Agreement; and (b) to act as agent for the holders (individually, a "Holder" and collectively, the "Holders") of the Unregistered Securities identified in the register for the Unregistered Securities. The Exchange Agent agrees to act in accordance with the terms of this Exchange Agreement for a period commencing on the date of this Exchange Agreement


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and ending on ________________, 2002 , at [5:00 p.m.], New York City time, unless requested by the Company on terms acceptable to the Exchange Agent to act in connection with the Exchange Offer as Exchange Agent until some later date or unless sooner terminated as provided in Section 13 hereof.

         2. Delivery of Documents. The Company shall deliver the following
            ---------------------
documents (collectively, the "Exchange Documents") to the Exchange Agent on or before the Effective Date of this Exchange Agreement:

            (a) the final Prospectus;

            (b) the form of the Letter of Transmittal to be used by the Holders in transmitting Unregistered Securities for surrender in connection with the Exchange Offer; and

            (c) the form of the Notice of Guaranteed Delivery (as such term is defined in the Prospectus).

         Any inconsistency between this Exchange Agreement, on the one hand, and the Exchange Documents (as they may be amended from time to time), on the other hand, shall be resolved in favor of the Exchange Documents, except with respect to the duties, liabilities and indemnification of the Exchange Agent, which shall be controlled by this Exchange Agreement.


         3. Mailing to Holders. The Company shall initially mail to each Holder
            ------------------
of record and to participants in DTC's book-entry system (pursuant to information provided by DTC) on the Effective Date one or more copies of each of the relevant Exchange Documents. Thereafter, at the request of the Company, a Holder or an entity acting on behalf of a Holder or such participant, the Exchange Agent may mail additional copies of any one or more of the Exchange Documents to such Holder or entity. The Exchange Agent shall provide notice of such mailing, including names and addresses, to the Company.


         4. Exchange Procedure
            ------------------

            (a) If the Unregistered Securities are held through DTC's book-entry system, DTC shall receive, from each DTC participant, electronic notice of a Holder's request to exchange the Unregistered Securities for the Exchange Securities and this notice shall be conclusive evidence of a request for exchange and shall take the place of the receipt of original Letters of Transmittal and the Unregistered Securities. At the time of receipt of a DTC electronic notice, the Unregistered Securities shall be considered properly presented for exchange.


            (b) If the Unregistered Securities are held other than through DTC, the Exchange Agent shall verify receipt of the Unregistered Securities, receive executed Letters of

                                                                          Page 2

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Transmittal and shall examine the executed Letters of Transmittal and the other documents delivered or mailed to the Exchange Agent to ascertain whether they appear to be properly completed and executed in accordance with the instructions set forth in the Letter of Transmittal.

         Unregistered Securities shall be considered properly presented to the Exchange Agent if (i) presented prior to the Expiration Date in the manner described in (a) or (b), above and in accordance with the instructions set forth in the Letter of Transmittal; (ii) the adequacy of the items and documents relating to the Letter of Transmittal therefor has been favorably passed upon by the Company as provided below; and (iii) such tenders of Unregistered Securities are not withdrawn in accordance with the terms of the Exchange Offer; provided that the Unregistered Securities must be received within three (3) New York Stock Exchange trading days after the Expiration Date if tender of such Unregistered Securities is made pursuant to the Guaranteed Delivery Procedures contained in the Prospectus.

         In the event any Letter of Transmittal or other document has been improperly completed or executed or is not in proper form for presentation (as required by the instructions stated in the Letter of Transmittal), or if some other irregularity in connection with the presentation of any of the Unregistered Securities exists, the Exchange Agent shall consult with an Authorized Representative (as defined in Section 6 hereof) as to proper action to take to correct such irregularity, except that no such consultation shall be necessary with respect to any such irregularity that is of a routine nature and that is cured by the appropriate party delivering to the Exchange Agent the items necessary for cure pursuant to the Exchange Agent's instructions.

         The Exchange Agent is authorized, and hereby agrees, to waive any irregularity in connection with the presentation of any of the Unregistered Securities by any Holder with the written approval of an Authorized Representative. Determination of all questions as to any irregularity or the proper documents shall be made in writing by an Authorized Representative, and such determination shall be final and binding.

         Notwithstanding anything to the contrary herein, no Unregistered Security may be accepted for exchange until the Company shall have given the Exchange Agent written notice of its acceptance for exchange of such Unregistered Security.

             (c) If the exchange procedure described in clauses (a) or (b) above, has been completed, the Exchange Agent shall request the Company to accept such Unregistered Securities for exchange and to issue the Exchange Securities to which such Holder is entitled. Such request shall be substantially in the form of Exhibit A hereto.
               ---------

             (d) The Company, upon receipt of the request described in the immediately preceding clause (c) from the Exchange Agent, shall (i) provide written notice to the Exchange Agent of the Company's acceptance of such Unregistered Securities for exchange and (ii) issue the Exchange Securities to which such Holder is entitled and deliver the same to the Trustee (as such term is defined in the Prospectus) for authentication. The Chase Manhattan Bank, acting in its capacity as Trustee under the Indenture, shall promptly authenticate such Exchange Securities



                                                                          Page 3

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and deliver such authenticated Exchange Securities to the party indicated in the
DTC electronic notice or in the Letter of Transmittal, at the Company's cost and risk.

            (e) All Exchange Securities distributed pursuant hereto shall be either personally delivered or forwarded by first-class mail, postage prepaid, unless otherwise directed, and the Company shall bear all cost and risk of such delivery.

            (f) The Exchange Agent may (but shall have no obligation to) take any and all other actions it deems necessary or appropriate as the Exchange Agent in connection with the Exchange Offer and under the customs and practices normally applied to such transactions and arrangements; provided however, that it is understood and agreed that the Exchange Agent shall have no duty or obligation hereunder or under the Exchange Offer in its capacity as Exchange Agent except for those specifically set forth herein.


            (g) Notwithstanding anything to the contrary aforesaid, with respect to Unregistered Securities and Exchange Securities in global form registered in the name of a nominee of DTC, the Company and the Exchange Agent shall be deemed to have satisfied the foregoing exchange procedures by complying with the terms and provisions of ATOP, together with any related procedures of DTC.


         5. Cancellation of Unregistered Securities. The Exchange Agent is
            ---------------------------------------
directed to cancel and shall maintain in its custody all Unregistered Securities, together with any Letters of Transmittal and related documents it may receive that (in each case) have been accepted by the Company for exchange.

         Upon the termination of this Exchange Agreement, the Exchange Agent shall, if so requested by the Company, forward to the Company all documents received by the Exchange Agent in connection with accepted tenders of the Unregistered Securities (including any Unregistered Securities and all Letters of Transmittal, telegrams or facsimile transmissions which may be presented) with respect to which an Exchange has been effectuated, and shall return to the relevant Holder any Unregistered Securities that were not properly tendered or were otherwise not accepted for tender by the Company. Such deliveries shall be effectuated by courier or other means acceptable to the Company and shall be at the sole cost and risk of the Company.


         6. Future Instructions. Exchange Agent may rely and act on any
            -------------------
instructions from any Authorized Representative with respect to all matters pertaining to this Exchange Agreement and the transactions contemplated hereby. "Authorized Representative" is hereby defined as the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Company.

         Any instructions given to the Exchange Agent orally by any Authorized Representative shall be confirmed in writing (including by facsimile transmission) by such Authorized Representative as soon as practicable. The foregoing notwithstanding, the Exchange Agent shall not be liable or responsible and shall be fully authorized and protected from acting, or failing to

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act, in accordance with any oral instructions that do not conform with the written confirmation received in accordance with this section.

         7. Payment for Services Rendered and Expenses. For services rendered as
            ------------------------------------------
the Exchange Agent hereunder, the Exchange Agent shall be entitled to compensation as set forth in Exhibit B hereto. The Exchange Agent will present the Company with an invoice for payment promptly after termination of this Exchange Agreement. The Company shall make payment promptly after receipt of the invoice.

8.              Exculpation.  The Exchange Agent shall:
                -----------

            (a) have no obligation to expend its own funds with respect to the Exchange Offer or any of its duties hereunder or to otherwise make payment with respect to any tendered Unregistered Security or any Exchange Security distributed hereunder;

            (b) have no duties or obligations other than those specifically set forth herein, or as may subsequently be agreed to in writing by the Exchange Agent and the Company;


            (c) not be required to make and shall make no representations as to and shall have no responsibilities regarding the determination of the validity, sufficiency, value or genuineness of any Unregistered Security or the aggregate principal amount represented thereby presented in accordance with the terms of any Letter of Transmittal (other than verification of the principal amounts reflected on the Unregistered Securities tendered to the Exchange Agent in connection with the Exchange Offer) and will not be required to make and shall not make any representations as to the validity, value or genuineness of the transactions contemplated by the Exchange Offer or in the Exchange Documents or as to the accuracy or otherwise as to any of the terms of the Exchange Documents;

            (d) not be obligated to take any legal action hereunder that might in the Exchange Agent's reasonable judgment involve any expenses or liability, unless the Exchange Agent has been furnished with reasonable indemnity therefor from the Company;


            (e) not be liable for any lost profits, lost savings or other special, exemplary, consequential or incidental damages;


            (f) conclusively rely on, and act upon, any instrument, opinion, notice, certificate, letter, facsimile transmission, telegram or other document delivered to the Exchange Agent and in good faith believed by it to be genuine and to have been signed by the proper party or parties;


            (g) conclusively rely on and shall be fully protected by the Company in acting upon the written or oral instructions of any Authorized Representative with respect to any matter relating to the Exchange Agent's actions specifically covered by this Exchange Agreement; and


            (h) be permitted to consult with counsel satisfactory to the Exchange Agent and the advice or opinion of such counsel shall be full and complete authorization and protection


                                                                          Page 5

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in respect of any action taken, suffered or omitted by the Exchange Agent hereunder and under any of the Exchange Documents in good faith and in accordance with such advice or opinion of such counsel

     9. Liability of Exchange Agent; Indemnification. The Exchange Agent and its
        --------------------------------------------
officers, directors, employees, agents, contractors, subsidiaries and affiliates shall not be liable for any action taken or suffered by the Exchange Agent or such agent of the Exchange Agent in good faith in accordance with the Exchange Offer, this Exchange Agreement, the Exchange Documents or the instructions of any Authorized Representative, the Company or the Company's counsel, other than any liability arising out of the negligence, willful misconduct or bad faith of the Exchange Agent. The Company hereby irrevocably and unconditionally covenants and agrees to indemnify and hold the Exchange Agent and its officers, directors, employees, agents, contractors, subsidiaries and affiliates harmless from and against any fees, costs, expenses (including reasonable expenses of legal counsel), losses, liabilities, claims or damages (collectively the "Indemnified Liabilities"), which without negligence, willful misconduct or bad faith on its part, may be paid, incurred or suffered by it, or to which it may become subject by reason of or as a result of the preparation of this Exchange Agreement, the review and administration of any other Exchange Documents or the administration or performance of the Exchange Agent's duties hereunder or under any Exchange Document, or by reason of or as a result of the Exchange Agent's compliance with the instructions set forth herein or with any written or oral instruction delivered to it pursuant hereto, or as a result of defending itself against any claim or liability resulting from its actions as Exchange Agent hereunder or under any of the Exchange Documents, including any claim against the Exchange Agent by any Holder, beneficial owner or other person or entity. To the extent any indemnity contained herein is contrary to or unenforceable under applicable law, the Company hereby agrees to contribute to the Exchange Agent the maximum amount of the Indemnified Liabilities permitted under applicable law. The Exchange Agent shall be entitled to participate at its own expense in the defense of any such action, proceeding, suit or claim. All amounts due to the Exchange Agent hereunder shall constitute expenses of administration under any Bankruptcy Law (as defined in the Indenture).

     In no case shall the Company be liable under this indemnity with respect to any claim against the Exchange Agent unless the Company shall be notified by the Exchange Agent, by letter or by facsimile confirmed by letter, of the written assertion of a claim against the Exchange Agent or any other action commenced against the Exchange Agent, promptly after the Exchange Agent shall have received any such written assertion or notice of commencement of action. The Company shall be entitled to participate at its own expense in the defense of any such claim or other action, and, if the Company so elects, the Company shall assume the defense of any suit brought to enforce any such claim. In the event that the Company shall assume the defense of any such suit, the Company shall not be liable for the fees and expenses of any additional counsel thereafter retained by the Exchange Agent so long as the Company shall retain counsel satisfactory to the Exchange Agent to defend such suit, and so long as the Exchange Agent has not determined, in the Exchange Agent's reasonable judgment, that a conflict of interest exists between the Exchange Agent and the Company.

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     10. Representations. The Company represents and warrants that: (i) it is
         ---------------
duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization; (ii) the making and consummation of the Exchange Offer and the execution, delivery and performance of all transactions contemplated thereby (including without limitation this Exchange Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the certificate of incorporation or bylaws of the Company or any indenture, agreement or instrument to which it is a party or is bound (including, without limitation, the Indenture); (iii) this Exchange Agreement has been duly executed and delivered by the Company and constitutes a legal, valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (iv) there is no litigation pending or, to the best of its knowledge, threatened as of the date hereof in connection with the Exchange Offer.

     11. Governing Law. This Exchange Agreement shall be construed and enforced
         -------------
in accordance with the laws of the State of Texas and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of the parties hereto.

     12. Notices. All reports, notices and other communications required or
         -------
permitted to be given hereunder shall be in writing and shall be delivered by hand, by first-class mail, postage prepaid, or by facsimile as follows:

         If to the Company:

         Devon Energy Corporation
         20 North Broadway, Suite 1500
         Oklahoma City, Oklahoma  73102-8260
         Attention: General Counsel

                                   Telephone:        405/235-3611
                                   Facsimile:        405/552-8171

         If to the Exchange Agent:

                   JPMorgan Chase Bank
                   600 Travis Street, Suite 1150
                   Houston, Texas 77002
                   Attention: Letha Glover

                   Telephone:      713/216-5087
                   Telecopy:       713/577-5200

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     13. Termination; Compensation: Resignation. Unless terminated earlier by
         -----------  ------------  -----------
mutual agreement of the parties hereto, this Exchange Agreement shall terminate 30 days after the Expiration Date. Notwithstanding the foregoing, Sections 7 and 9 of this Exchange Agreement shall survive such termination. Notwithstanding
Section 1 hereof, in the event the Exchange Offer is terminated, this Exchange Agreement shall also be terminated and shall be of no further force and effect, without any liability on the part of any of the parties hereto, provided that the Company shall reimburse the Exchange Agent for all reasonable and necessary fees, costs and expenses incurred by the Exchange Agent in connection with this Exchange Agreement and/or the Exchange Documents including, but not limited to, reimbursement of the fees set forth in Exhibit B hereto and payment pursuant to
                                       ---------
the indemnification and contribution provisions set forth in Section 9 hereof and such reimbursement, indemnification and contribution provisions shall survive the termination of this Exchange Agreement; provided further, that the Exchange Agent shall forward any Letters of Transmittal and Unregistered Securities received by the Exchange Agent after the date of termination and the effectuation of the Exchange of such Unregistered Securities to the Company as provided in Section 5 above.

     14. Amendment.    This Exchange Agreement represents the entire agreement
         ---------
between the parties with respect to its subject matter and may not be amended except by an instrument in writing signed by each of the parties.

     15. Counterparts. This Exchange Agreement may be executed in any number of
         ------------
counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Exchange Agreement.


                                        DEVON FINANCING CORPORATION, U.L.C.


                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________


                                        DEVON ENERGY CORPORATION

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________


                                        JPMORGAN CHASE BANK,
                                        as Exchange Agent


                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

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                                    EXHIBIT A
                                    ---------

                                EXCHANGE REQUEST
                                ----------------

                                     [Date]

          Re: [___________________________] ("Company") Exchange of its
          [____________ ____________________(the "Unregistered Securities ") for
          [_______________________________] (the "Exchange Securities")
          as contemplated in the Prospectus dated_____________.

     Pursuant to the Exchange Agreement dated as of ________, we have received the DTC notice of exchange or, a Letter of Transmittal, together with the Unregistered Securities and other necessary documents, representing $________ aggregate principal amount of the Unregistered Securities , and we hereby request the Company to accept such offer and to issue Exchange Securities evidencing $_______ as follows:

     Please notify us of acceptance and issue the Exchange Securities.

     All documents received by the Exchange Agent which are related to the tender of such Unregistered Securities are available for inspection at 2001 Bryan Street, 9th Floor, Dallas, Texas 75201.

     Upon completion of this exchange, the aggregate principal amount of Unregistered Securities outstanding will be $___________ .


                                                        Very truly yours,